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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                              --------------------


                                                   STATE OF
     COMPANY                                       INCORPORATION
     -------                                       -------------

     Belleville Realty Corp.                       Delaware

     International Specialty Products
         Inc.(1)                                   Delaware
           ISP Management Company, Inc.            Delaware
           ISP Chemicals Inc.                      Delaware
             ISP Newark Inc.                       Delaware
             ISP Van Dyk Inc.                      Delaware
             ISP Fine Chemicals Inc.               Delaware
           ISP Minerals Inc.                       Delaware
           ISP Filters Inc.                        Delaware

           ISP Technologies Inc.                   Delaware
           ISP Mineral Products Inc.               Delaware
           ISP Environmental Services Inc.         Delaware
           Bluehall Incorporated                   Delaware
             Verona Inc.                           Delaware
           ISP Realty Corporation                  Delaware
           ISP Real Estate Company, Inc.           Delaware
           ISP Investments Inc.                    Delaware
             ISP Global Technologies Inc.          Delaware
               ISP International Filters
                 Inc.                              Delaware
               ISP International Corp.             Delaware
                 ISP (Puerto Rico) Inc.            Delaware
               ISP Andina, C.A.                    Venezuela
               ISP Argentina S.A.                  Argentina
               ISP Asia Pacific Pte Ltd.           Singapore
               ISP (Australasia) Pte Ltd.          Australia
               ISP (Belgium) N.V.                  Belgium
               ISP (Belgium) International
                 N.V.                              Belgium
               ISP do Brasil Ltda.                 Brazil
               ISP (Canada) Inc.                   Canada
               ISP Ceska Republika Spol,
                 S.R.O.                            Czech. Rep.

________________

  (1)  Approximately 83% of the common stock of International Specialty

  Products Inc. is owned by ISP Holdings Inc..

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                                                       List of Subsidiaries
                                                       --------------------

                                                   STATE OF
     COMPANY                                       INCORPORATION
     -------                                       -------------

               ISP (China) Limited                 China
               ISP Filters (Canada) Inc.           Canada
               ISP Filters Pte Ltd.                Singapore
               ISP Global Operations
                 (Barbados) Inc.                   Barbados
               ISP Global Technologies
                 (Belgium) S.A.                    Belgium
               ISP Global Technologies
                 (Germany) Holding GmbH            Germany
                 ISP Global Technologies
                   Deutschland GmbH                Germany
                 HPF-Hanseatic
                   Filterprodukte GmbH             Germany
               International Specialty
                 Products ISP (France) S.A.        France
                 ISP Ireland(2)                    Ireland
               ISP Freight Services N.V.           Belgium
               ISP (Great Britain) Co. Ltd.        England
               ISP (Hong Kong) Limited             Hong Kong
               ISP (Italia) S.r.l.                 Italy
               ISP (Japan) Ltd.                    Japan
               ISP (Korea) Limited                 Korea
               ISP Mexico, S.A. de C.V.            Mexico
               ISP (Norden) A.B.                   Sweden
               ISP (Osterreich) Ges.m.g.h.         Austria
               ISP (Polska) Sp.z. o.p.             Poland
               ISP Sales (Barbados) Inc.           Barbados
               ISP Sales (U.K.) Limited            Ireland
               ISP (Singapore) Pte Ltd.            Singapore
               ISP (Switzerland) A.G.              Switzerland
               ISP (Thailand) Co., Ltd.            Thailand
               Chemfields Pharmaceuticals
                 Private Limited(3)                India

__________________

  (2) 25% owned by ISP (Italia) S.r.l.; 75% owned by International Specialty Products ISP (France) S.A.

  (3)  50.1% owned by ISP Global Technologies Inc.